Exhibit 99.1

LIVEXLIVE MEDIA ANNOUNCES RECORD RESULTS FOR THIRD QUARTER 2019

•	Record revenue of $9.0 million, up 13% quarter over quarter, from $8.0 million in Q2 2019
•	Record Contribution Margin* of $1.4 million in Q3 2019 versus a Contribution Loss* of ($0.2M) in Q2 2019
•	Reached 643,000 paid subscribers at the end of Q3 2019, representing approximately 17% sequential growth; paid subscribers over 657,000 as of today
•	Livestreamed 6 music events in Q3 and 22 events YTD through today, driving over 47 million views
•	YTD livestreams generated over 350 hours of programming and 400 artists streamed; while developing a slate of original programming including 250+ pieces of short-form content published consisting of artist interviews, lifestyle segments and show pilots
•	Ended Q3 2019 with $14.3 million in cash and cash equivalents versus $14.1 million in cash and cash equivalents at the end of Q2 2019; issued $3.2 million in additional debentures subsequent to Q3 2019 to further strengthen the balance sheet

WEST HOLLYWOOD, Calif., February 12, 2019 – LiveXLive Media, Inc. (Nasdaq: LIVX) ("LiveXLive" or the "Company"), a global digital media company focused on live entertainment, today announced financial results for its third quarter ended December 31, 2018. LiveXLive posted record revenue and contribution margin (loss)* of $9.0 million and $1.4 million in Q3 2019, respectively, as compared to $8.0 million and ($0.2) million in Q2 2019, respectively, driven by strong subscriber growth and advertising revenue. The Company recorded a loss from operations of $5.7 million, and net loss of $6.6 million in Q3 2019, driven by positive $1.4 million in contribution margin* in Q3 2019 as a result of continued subscriber growth in the period, offset by 6 events livestreamed and produced in the quarter, coupled with ongoing operating investments made in Q3 2019 to grow the Company, along with non-cash depreciation, amortization and stock compensation of $2.8 million. Excluding these non-cash expenses, Q3 2019 Adjusted Operating Loss (“AOL”)* was $2.6 million, an improvement from AOL* of $3.6 million in Q2 2019.

“We reported our strongest quarter to date in Q3 2019, with record revenue driven by solid growth in our paid subscriber base, which today has surpassed 657,000, and improved operating results over Q2 2019 driven by expanding contribution margins from both our subscription and advertising services. We continued to execute on key initiatives in Q3 2019 to accelerate our growth, including successfully launching LiveZone, our sportscenter of music, and adding major sponsorship initiatives with Kia and Samsung. In addition to increasing our paid subscriber base, we also drove growth across active users, total viewership, number of festivals and livestreams,” said Robert Ellin, CEO and Chairman of LiveXLive.

In the third quarter of 2019, LiveXLive livestreamed 6 major festivals and events, for a total of 19 livestreamed events as of the end of the quarter. Third quarter of 2019 festival and event livestreams included EDC Orlando (Orlando, FL), Escape (Southern California, CA), Gryffin (Hollywood, CA), Mac Miller Celebration (Los Angeles, CA), Rolling Loud (Los Angeles, CA) and a LiveXLive Night at the Peppermint Club (Los Angeles, CA).

“We are pleased with our record Q3 2019 results, including our vastly improved operating margins and use of capital sequentially,” said Michael Zemetra, CFO of LiveXLive. “We ended the first nine months of fiscal 2019 with over 40% growth in paid subscribers and launched key sponsorships and programming across our music platform. With the improvements in operating results, lower cash spend sequentially and accelerated growth in paid subscribers, we are well positioned to continue investing in our immediate growth objectives.”

Recent and Q3 2019 Highlights

•	Achieved over 44M livestreams in Q3, 400 artist streams on the Company’s platform, and 350 hours of live music festival content streamed as of today.
•	Ended Q3 2019 with paid subscriber base growth of 17% quarter over quarter, up from prior Q2 2019 quarterly growth of 12%, to 643,000; paid subscribers over 657,000 as of today.
•	Signed partnership with iHeart Media in Q3 for a multi-event deal to initially livestream two events, which included ALTer EGO (Los Angeles).
•	Signed multi-year partnership with Mass Appeal and Nas to co-create, produce and distribute original hip hop and urban culture content, establish new brand and partnership opportunities and curate a new station on Slacker Radio.
•	Launched LiveZone, a live newsroom and broadcast at Rolling Loud – Los Angeles. Set within the festival grounds at Rolling Loud – Los Angeles over the December 14th-15th weekend, LiveZone was hosted by 8 correspondents, featured over 75 interviews with artists such as Lil Yachty, Nas and Nipsey Hussle and helped deliver over 3.5 million livestreams over the two days, representing an increase of over 150% in liveviews when compared to Rolling Loud – Bay Area that livestreamed in Q2 2019.
•	Launched “LiveXLive Presents,” which are hosted livestreamed events featuring top musical talent such as Nas, Chromeo, Tierra Whack, J Hype and others at special venue locations including the Peppermint Club in West Hollywood, CA and CATCH Las Vegas inside the ARIA hotel during CES Las Vegas.
•	Launched Global OTT Streaming App on over 40 million Samsung Smart TVs.

•	Partnered with Kia to deliver branded sponsorship experience around LiveZone.
•	Partnered with Samsung to deliver an immersive, 360-degree VR experience with Samsung VR Video.
•	Launched All Dollars. No $ense with Josh Altman and Kevin Klein on Slacker Radio, an exclusive on-demand show extending Altman’s hit Bravo series Million Dollar Listing and featuring insight and advice on the real estate market to Slacker subscribers.
•	Expanded the management team with the key hire of David Schulhof as Chief Development Officer and promotion of Michael Bebel to Senior Executive Vice President of Media, who have each led music, content and product initiatives for billion dollar plus companies.
•	Enhanced the board of directors with the recent appointments of Ramin Arani and Patrick Wachsberger as independent directors. Mr. Arani spent the past 26 years at Fidelity, most recently as the lead portfolio manager for the $27 billion Fidelity Puritan Fund. Mr. Wachsberger is the founder and CEO of Picture Perfect Entertainment LLC, a film and television production and distribution studio, and the Co-Chairman of Picture Perfect Federation, a joint venture with France's Federation Entertainment, and previously served as the Chairman of the Motion Picture Group of Lionsgate.
•	Subsequent to the quarter, raised an additional $3.2 million of debt with same lenders and at similar terms with debentures issued in June 2018.

Third Quarter 2019 and 2018 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Revenue	$8,964	$-
Operating loss	(5,748)	(2,707)
Adjusted Operating Loss *	(2,588)	(485)
Net Loss	(6,563)	(6,718)
Loss per share from continuing operations - basic and diluted	$(0.13)	$(0.10)
Loss per share - basic and diluted	$(0.13)	$(0.19)

During the third quarter of 2019, the Company posted revenue of $9.0 million versus $0 million in Q3 2018. The increase was largely due to the acquisition of Slacker, Inc. (“Slacker”), which was acquired on December 29, 2017 and was not comparable to the prior period. When compared to Q2 2019, the Company grew revenues sequentially 13% from $8.0 million to $9.0 million driven by increases in our paid subscriber base, and to a lesser extent from increased advertising and licensing revenue quarter-over-quarter. Q3 2019 paid subscribers increased 17% or a net 94,000 subscribers from Q2 2019, ending Q3 2019 with 643,000 paid subscribers as compared to 549,000, 489,000 and 446,000 subscribers at September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

LiveXLive streamed and produced 6 live events during its third fiscal quarter and made incremental investments to drive long-term growth. These growth activities drove a net loss of $6.6 million, loss from operations of $5.7 million and Adjusted Operating Loss* of $2.6 million. All are improvements as compared to the second quarter of 2019.

Q3 2019 Operating Loss of $5.7 million increased as compared to a $2.7 million Operating Loss in Q3 2018. The $3.0 million increase was driven in part by $0.9 million higher non-recurring and non-cash depreciation, amortization and stock based compensation expense, $1.6 million in higher operating expenses from Slacker, which was acquired in December 2017 and not included in Q3 2018 results, and $2.2 million in increased investments in sales and marketing, product development and general and administrative expenses to support the Company’s growth, offset by $1.6 million in improved contribution margins*. Excluding the non-recurring and non-cash items discussed above, Q3 2019 operating loss improved by $1.0 million or 28% sequentially from Q2 2019 largely driven by a $1.6 million improvement in contribution margins*, offset by $0.6 million in higher operating expenses in Q3 2019 versus Q2 2019.

Q3 2019 Adjusted Operating Loss* (“AOL”) of $2.6 million was driven by Music Operations loss of $(1.3) million and Corporate loss of $(1.3) million, an increase of $(2.1) million from $(0.5) million from Q3 2018. The year-over-year increase in AOL was primarily due to increased (i) Music Operations loss of $(0.9) million driven by net $2.3 million in higher sales and marketing and product development expenses from the addition of Slacker in the period and to support growth initiatives, offset by improved contribution margins* of $1.6 million from music subscription and advertising services and capitalized software costs of $0.7 million in Q2 2019 versus $0 in Q2 2018 and (ii) Corporate loss of $(1.2) million driven by higher general and administrative expenses to support Company growth. Q3 2019 AOL improved sequentially by $1.0 million from Q2 2019 of $3.6 million largely due to improved contribution margins* of $1.6 million offset by increases in various operating expenses.

Capital expenditures for Q3 2019 totaled approximately $0.8 million, which were largely driven by capitalized software costs associated with development of our music player and Slacker and Amazon Alexa apps in Q3 2019.

The Company finished Q3 2019 with approximately $14.3 million in cash and cash equivalents and $14.3 million in debt (inclusive of $1.3 million of deferred debt issuance costs). Subsequent to Q3 2019, the Company issued $3.2 million of additional debt to further strengthen its balance sheet.

* Refer to “About Non-GAAP Financial Measures” within this release for the definitions of Adjusted Operating Loss and Contribution Margin (Loss).

Business Outlook

LiveXLive is reiterating its full-year fiscal 2019 guidance as follows:

•	Revenue $37.5-45.0 million
•	Adjusted Operating Loss** of $10-12 million
•	Capital expenditures in the range of $2-3 million
•	Expectation to livestream 27 music festivals and events.

** With respect to projected full year 2019 Adjusted Operating Loss, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted Operating Losses*. We expect that the variability of these items could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference call and Webcast

LiveXLive will host a webcast to provide a business update and discuss its third quarter 2019 results on Tuesday, February 12, 2019 at 5:00 p.m. EST (2:00 p.m. PST) DOMESTIC DIAL-IN: 888-317-6016 and INTERNATIONAL DIAL-IN: 412-317-6016. LiveXLive will make the webcast available on the Investor Relations section of its website at http://ir.livexlive.com/ir-home until March 12, 2019. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10128305.

####

About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the "Company") is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry's leading live music video streaming platforms; Slacker Radio, a streaming music pioneer; and also produces original music-related content. LiveXLive is the first 'live social music network', delivering premium livestreams, digital audio and on-demand music experiences from the world's top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. Through its owned and operated Internet radio service, Slacker Radio (www.slacker.com), LiveXLive delivers its users access to millions of songs and hundreds of expert-curated stations. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we present Contribution Margin (Loss) and Adjusted Operating Loss (“AOL”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures are not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and AOL to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as revenue less Cost of Sales. AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (e) any charges in the period pursuant to formal plans to shut down and abandon LiveXLive Tickets, Inc. depreciation and amortization (including goodwill impairment, if any), and certain stock-based compensation expense.  Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2019 AOL, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOL. We expect that the variability of these items do have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Losses, capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: our ability to integrate our acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the music and live streaming space; our ability to capitalize on investments in developing our service offerings, including Slacker and LiveXLive apps to deliver and develop upon current and future technologies; significant product development expenses associated with our technology initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing customer demands; our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform; our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform; general economic and technological circumstances in the music and live streaming digital markets; our ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally; fluctuation in our operating results; the demand for live and music streaming services and market acceptance for our products and services; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 29, 2018, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 12, 2019, and our other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. We do not undertake any obligation to update these forward-looking statements, unless required by law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contacts:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Financial Information

The tables below present financial results for the three and nine month periods ended December 31, 2018 and 2017.

LiveXLive Media, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017

Revenue	$8,964	$-	$24,522	$80

Operating expenses:
Cost of Sales	7,571	186	24,142	1,204
Sales and Marketing	963	127	3,183	158
Product Development	1,825	-	5,636	-
General and Administrative	4,470	2,394	12,212	6,357
Amortization of Intangible Assets	(117)	-	4,716	-
Total operating expenses	14,712	2,707	49,889	7,719
Loss from operations	(5,748)	(2,707)	(25,367)	(7,639)

Other income (expense):
Interest expense, net	(839)	(901)	(2,236)	(2,295)
Other expense	24	-	(53)	-
Total other income (expense)	(815)	(901)	(2,289)	(2,295)

Loss before provision for income taxes	(6,563)	(3,608)	(27,656)	(9,934)

Provision for income taxes	-	-	-	-
Loss from continuing operations	(6,563)	(3,608)	(27,656)	(9,934)

Loss from operations of discontinued operations	-	(3,110)	-	(3,902)

Net loss	$(6,563)	$(6,718)	$(27,656)	$(13,836)

Net loss per share from continuing operation – basic and diluted	$(0.13)	$(0.10)	$(0.53)	$(0.27)
Net loss per share from discontinued operations – basic and diluted	$-	$(0.09)	$-	$(0.11)
Net loss per share – basic and diluted	$(0.13)	$(0.18)	$(0.53)	$(0.38)

Weighted average common shares – basic and diluted	51,984,790	36,543,179	51,821,782	36,030,900

LiveXLive Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2018	March 31, 2018
Cash and cash equivalents	$14,294	$10,285
Restricted cash	235	3,685
Accounts receivable, net	3,714	2,990
Prepaid expense and other assets	1,124	1,759
Property and equipment, net	2,036	393
Goodwill	9,672	5,377
Intangible assets, net	28,731	43,499
Other assets	39	39
Total Assets	$59,845	$68,027

Liabilities and Stockholders’ Equity:

Accounts payable and accrued liabilities	$29,495	$19,874
Note payable	308	294
Bank debt	-	3,500
Deferred revenue	986	1,046
Secured convertible notes, net of discount	1,697	-
Unsecured convertible notes, net of discount	4,546	968
Secured convertible notes, net of discount and current maturities	8,090	-
Unsecured convertible notes, net of discount and current maturities	-	3,948
Total Liabilities	45,104	29,630
Stockholders’ Equity
Common stock	52	51
Additional paid in capital	93,777	89,778
Accumulated deficit	(79,088)	(51,432)
Total stockholders' equity	14,741	38,397
Total Liabilities and Stockholders’ Equity	$59,845	$68,,027

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

			Operating						Non-Recurring				Adjusted
	Revenue		Contribution Margin (Loss)		Income (Loss) from Continuing Operations		Depreciation and Amortization		Stock-Based Compensation		Acquisition and Realignment Costs		Other Non-Recurring Costs		Operating Loss **
	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *	Actual	Pro Forma *
Three Months Ended December 31, 2018
Music Operations	$8,964	$-	$1,393	$-	$(2,424)	$-	$149	$-	$950	$-	$-	$-	$54	$-	$(1,271)	$-
Corporate	-	-	-	-	(3,324)	-	2	-	1,700	-	-	-	305	-	(1,317)	-
Total	$8,964	$-	$1,393	$-	$(5,748)	$-	$151	$-	$2,650	$-	$-	$-	$359	$-	$(2,588)	$-
Three Months Ended December 31, 2017
Music Operations	$-	$6,750	$(186)	$1,598	$(390)	$(1,766)	$3	$3	$-	$-	$-	$-	$-	$-	$(387)	$(1,763)
Corporate	-	-		-	(2,317)	(2,317)	3	3	2,205	2,205	11	11	-	-	(98)	(98)
Total	$-	$6,750	$(186)	$1,598	$(2,707)	$(4,083)	$6	$6	$2,205	$2,205	$11	$11	$-	$-	$(485)	$(1,861)

Nine Months Ended December 31, 2018
Music Operations	$24,522	$-	$380	$-	$(15,300)	$-	$5,291	$-	$3,275	$-	$-	$-	$171	$-	$(6,563)	$-
Corporate	-	-	-	-	(10,067)	-	4	-	5,437	-	-	-	485	-	(4,141)	-
Total	$24,522	$-	$380	$-	$(25,367)	$-	$5,295	$-	$8,712	$-	$-	$-	$656	$-	$(10,704)	$-
Nine Months Ended December 31, 2017
Music Operations	$80	$20,063	$(1,124)	$4,269	$(2,525)	$(6,550)	$9	$9	$-	$-	$-	$-	$-	$-	$(2,516)	$(6,541)
Corporate	-	-		-	(5,114)	(5,114)	9	9	3,879	3,879	40	40	-	-	(1,186)	(1,186)
Total	$80	$20,063	$(1,124)	$4,269	$(7,639)	$(11,664)	$18	$9	$3,879	$3,879	$40	$40	$-	$-	$(3,702)	$(7,736)

(1)	Other Non-Recurring Costs principally include certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies or assets prior to their purchase date.

* Pro forma includes the acquisition of Slacker, Inc., as if it was acquired effective April 1, 2017 and included in our historical financial results from continued operations.

** See the definition of Adjusted Operating Loss under “About Non-GAAP Financial Measures” within this release.

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

.

LiveXLive Media, Inc.

Contribution Margin (Loss) Reconciliation

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017

Revenue	$8,964	$-	$24,522	$80
Less: Cost of Sales	(7,571)	(186)	(24,142)	($1,204)

Contribution Margin (Loss)	$1,393	$(186)	$380	(1,124)